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                                                                    EXHIBIT 10.2

                          [NEOTHERAPEUTICS LETTERHEAD]


                                  May 17, 2001

Montrose Investments Ltd.
300 Crescent Court
Suite 700
Dallas, TX 75201

Strong River Investments, Inc.
Wickhams Cay I, Vanterpool Plaza
P.O. Box 873
Road Town, Tortola. BVI

     Re:  Amendment to April 17, 2001 Letter Agreement

Dear Sirs/Ladies:

     Reference is made to that certain Letter Agreement dated April 17, 2001, by and among Strong River Investments, Inc. ("Strong River"), Montrose Investments Ltd. ("Montrose"), HBK Master Fund, L.P. ("Master Fund") and NeoTherapeutics, Inc. (the "Company") (the "Letter Agreement"). The parties to the Letter Agreement hereby agree to this amendment to the Letter Agreement as follows:

     1. Montrose and Strong River (the "Purchasers") hereby agree to reduce the amount of the first tranche cancellation fee due to them under Section 1(c) of the Letter Agreement ("Cancellation Fee") from $500,000 each to $202,500 each in consideration of the signing of the Securities Purchase Agreement dated May 17, 2001, by and among the Company and the Purchasers. The Cancellation Fee, as reduced hereby, shall be due and payable to the Purchasers on June 18, 2001.

     2. The Purchasers hereby agree that, notwithstanding the decision of the Company not to complete the closing of the sale of the first tranche of convertible debentures and fixed-price warrants as described in Section 1(b) and Exhibit A of the Letter Agreement, the Purchasers remain obligated under the Letter Agreement to purchase convertible debentures and fixed-price warrants from the Company with an aggregate purchase price of $8 million, under the second tranche on or before November 17, 2001, as described in Section 1(b) and Exhibit A of the Letter Agreement, should the Company exercise its option to issue and sell such convertible debentures and fixed-price warrants.

          Except as set forth in this letter, the Letter Agreement shall remain in full force and effect in accordance with its respective terms.

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          Please indicate your agreement with the foregoing by signing where indicated below and returning a signed copy to us, upon which this letter will become a binding agreement between us.

                                                Very truly yours,

                                                NEOTHERAPEUTICS, INC.

                                                By: /s/ Samuel Gulko
                                                    ----------------------------
                                                Name:  Samuel Gulko
                                                Title: Senior Vice President,
                                                       Finance, Chief Financial
                                                       Officer, Secretary and
                                                       Treasurer

Agreed and Accepted
as of May 17, 2001

Montrose Investments Ltd.

By: /s/ David C. Haley
    ---------------------------
Name:  David C. Haley
Title: Authorized Signatory

Strong River Investments, Inc.

By: /s/ Kenneth L. Hendersen
    ---------------------------
Name:  Kenneth L. Hendersen
Title: Attorney-in-Fact